                                                                     Exhibit d.1

                                    SPECIMEN

CERTIFICATE   NUMBER
NUMBER OF SHARES
  -----------

                       TORTOISE ENERGY CAPITAL CORPORATION

                Organized Under the Laws of the State of Maryland
                                  Common Stock
                            $.001 Par Value Per Share

This certifies that _______ is the owner of ____________ fully paid and non-assessable shares of Common Stock, $.001 par value per share, of Tortoise
Energy Capital Corporation (the "Company") transferable only on the books of the
Company by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this ____ day of
________ A.D. 200_.

                                            TORTOISE ENERGY CAPITAL CORPORATION
______________________________________
As Transfer Agent and Registrar [Seal]

By:                                         By:

______________________                      ________________________________[Seal]
Authorized Signature                        President

                                            ______________________
                                            Secretary

FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto
_______________ shares of Common Stock, represented by this Certificate, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer said shares on the books of the within named Company with full power of substitution in the premises.

Dated: _______________

In presence of

___________________________________             ________________________________

The Company will furnish to any stockholder on request and without charge a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Company is authorized to issue and, if the Company is authorized to issue any preferred or special class in series, of the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Any such request should be addressed to the
Secretary of the Company.